================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------


                                   FORM 8-K/A

                                 Amendment No. 1
                                       to
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: October 1, 1999
                        (Date of earliest event reported)



                        SOUTHERN FINANCIAL BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Virginia                       0-22836                54-1779978
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)

             37 East Main Street
             Warrenton, Virginia                          20186
  (Address of Principal Executive Offices)              (Zip Code)


               Registrant's telephone number, including area code:
                                 (540) 349-3900


================================================================================

Item 2.      Acquisition or Disposition of Assets.

         On October 1, 1999, The Horizon Bank of Virginia ("Horizon"), a Virginia state bank, was merged with and into Southern Financial Bank (the
"Bank"), a Virginia state bank and a wholly owned subsidiary of Southern Financial Bancorp, Inc. (the "Company"), a Virginia corporation (the "Merger"). The Merger was consummated pursuant to an Agreement and Plan of Reorganization, dated as of May 3, 1999, as amended, between Horizon, the Company and the Bank, and a related Plan of Merger.

         Under the terms of the Merger, each outstanding share of Horizon's common stock, par value $2.50 per share ("Horizon Common Stock"), was converted into 0.63 shares of the Company's common stock, par value $0.01 per share ("Company Common Stock"), and cash in lieu of fractional shares. In addition, all rights to acquire Horizon Common Stock pursuant to stock options granted by Horizon under Horizon's stock option plans were converted into options for Company Common Stock. As a result, all shareholders of Horizon became shareholders of the Company.

         For a more detailed description of the Merger, see the Company's definitive Joint Proxy Statement (the "Joint Proxy Statement"), which was filed with the Securities and Exchange Commission on July 28, 1999 in connection with the Company's Registration Statement on Form S-4 (File No. 333-82159).

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)    Financial Statements of Businesses Acquired.

             The following financial statements of Horizon are included in this report:

      Independent Auditors' Report
      Financial Statements
           Balance Sheets as of December 31, 1998 and 1997
           Statements of Income for the years ended December 31, 1998,  1997 and
             1996
           Statements of  Comprehensive  Income for the years ended December 31,
             1998, 1997 and 1996
           Statements  of Changes in  Stockholders'  Equity for the years  ended
             December 31, 1998, 1997 and 1996
           Statements of Cash Flows for the years ended December 31, 1998,  1997 and 1996
      Notes to Financial Statements
      Interim Financial Statements
           Balance Sheets as of June 30, 1999 and December 31, 1998
           Statements of  Operations  for the three  months and six months ended
             June 30, 1999 and 1998
           Statements of Comprehensive  Income for the six months ended June 30,
             1999 and 1998
           Statements  of  Changes  in  Stockholders'  Equity for the six months ended June 30, 1999 and year ended December 31, 1998
           Statements  of Cash Flows for the six months  ended June 30, 1999 and
             1998
      Notes to Interim Financial Statements (Unaudited)

                [LETTERHEAD OF THOMPSON, GREENSPON & CO., P.C.]






                          INDEPENDENT AUDITORS' REPORT




To The Board of Directors and Stockholders
The Horizon Bank of Virginia
Merrifield, Virginia


         We have audited the accompanying balance sheets of The Horizon Bank of Virginia as of December 31, 1998 and 1997, and the related statements of operations, other comprehensive income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Horizon Bank of Virginia as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Thompson, Greenspon & Co., P.C.


Fairfax, Virginia
January 29, 1999

                [LETTERHEAD OF THOMPSON, GREENSPON & CO., P.C.]






                          INDEPENDENT AUDITOR'S REPORT




To The Board of Directors and Stockholders
The Horizon Bank of Virginia
Merrifield, Virginia


         We have audited the accompanying balance sheets of The Horizon Bank of Virginia as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Horizon Bank of Virginia as of December 31, 1997 and 1996, and results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Thompson, Greenspon & Co., P.C.


Fairfax, Virginia
January 23, 1998

The Horizon Bank of Virginia
Balance Sheets
December 31, 1998 and 1997



Assets                                                             December 31, 1998         December 31, 1997
---------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                  $  5,445,820              $  6,467,421
Overnight earning deposits                                                 30,846,000                20,308,000
Investment securities, available-for-sale                                   9,636,855                12,017,486
Investment securities, held to maturity (estimated market
    value of $19,553,348 and $8,104,781, respectively)                     19,531,871                 8,098,909
Loans receivable, net                                                      74,709,594                75,602,129
Premises and equipment, net                                                 3,152,593                 3,220,127
Other assets                                                                2,088,334                 1,704,091
---------------------------------------------------------------------------------------------------------------
Total assets                                                             $145,411,067              $127,418,163
===============================================================================================================

Liabilities and Stockholders' Equity
---------------------------------------------------------------------------------------------------------------
Liabilities:
Deposits                                                                 $134,979,742              $118,164,235
Other liabilities                                                             728,198                   288,464
---------------------------------------------------------------------------------------------------------------
Total liabilities                                                         135,707,940               118,452,699
---------------------------------------------------------------------------------------------------------------

Stockholders' equity:
Common stock, $2.50 par value, 2,000,000 authorized,
    1,639,729 and 1,557,778 shares issued and
    outstanding, respectively                                               4,099,325                 3,894,445
Capital in excess of par value                                              4,223,773                 3,564,319
Retained earnings                                                           1,352,984                 1,503,105
Accumulated other comprehensive income                                         27,045                     3,595
---------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                  9,703,127                 8,965,464
---------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                               $145,411,067              $127,418,163
===============================================================================================================













The accompanying notes are an integral part of these financial statements.

The Horizon Bank of Virginia
Statements of Income
December 31, 1998, 1997, and 1996


                                                        Year Ended             Year Ended           Year Ended
                                                        December 31,           December 31,         December 31,
---------------------------------------------------------------------------------------------------------------
                                                           1998                   1997                  1996
---------------------------------------------------------------------------------------------------------------
Interest income:
Loans                                                 $  7,189,034           $  7,021,964          $  6,129,444
Investment securities                                    1,937,583              1,509,402             1,551,055
---------------------------------------------------------------------------------------------------------------
Total interest income                                    9,126,617              8,531,366             7,680,499
---------------------------------------------------------------------------------------------------------------
Interest expense:
Deposits                                                 4,015,542              3,583,289             3,566,500
---------------------------------------------------------------------------------------------------------------
Total interest expense                                   4,015,542              3,583,289             3,566,500
---------------------------------------------------------------------------------------------------------------
Net interest income                                      5,111,075              4,948,077             4,113,999
Provision for loan losses                                  325,801                385,314               211,152
---------------------------------------------------------------------------------------------------------------
Net interest income after provision for
    loan losses                                          4,785,274              4,562,763             3,902,847
---------------------------------------------------------------------------------------------------------------
Other income:
Fee income                                                 785,631                518,167               392,358
Gain on sale of investment securities                       -                       1,464                 7,354
Other                                                       12,000                  9,828                 6,905
---------------------------------------------------------------------------------------------------------------
Total other income                                         797,631                529,459               406,617
---------------------------------------------------------------------------------------------------------------
Other expense:
Employee compensation and benefits                       1,936,704              2,014,174             1,858,954
Premises and equipment                                     938,142                917,786               738,029
Advertising                                                 42,282                 18,544                51,964
Other                                                    1,614,360              1,229,924             1,043,510
---------------------------------------------------------------------------------------------------------------
Total other expense                                      4,531,488              4,180,428             3,692,457
---------------------------------------------------------------------------------------------------------------
Income before income taxes                               1,051,417                911,794               617,007
Provision for income taxes                                 357,775                310,000               210,730
---------------------------------------------------------------------------------------------------------------
Net income                                            $    693,642           $    601,794          $    406,277
===============================================================================================================
Earnings per common share:
Basic*                                                $        .43           $        .39          $        .26
Diluted*                                                       .42                    .38                   .26
Weighted average shares outstanding:
Basic*                                                   1,620,817              1,557,744             1,551,890
Diluted*                                                 1,633,548              1,571,446             1,564,956
---------------------------------------------------------------------------------------------------------------
*1996 amounts have been restated to conform with SFAS 128, "Earnings per Share."








The accompanying notes are an integral part of these financial statements.

The Horizon Bank of Virginia
Statements of Comprehensive Income
December 31, 1998, 1997, and 1996



                                                       Year Ended             Year Ended            Year Ended
                                                       December 31,           December 31,          December 31,
---------------------------------------------------------------------------------------------------------------
                                                          1998                    1997                  1996
---------------------------------------------------------------------------------------------------------------
Net income                                               $693,642                $601,794              $406,277
Other comprehensive income, net of tax:
Unrealized gain (loss) arising during period               23,450                  14,201               (48,021)
                                                       ----------              ----------            ----------
Other comprehensive income                                 23,450                  14,201               (48,021)

Comprehensive income                                     $717,092                $615,995              $358,256
===============================================================================================================
















The accompanying notes are an integral part of these financial statements.

The Horizon Bank of Virginia
Statements of Changes in Stockholders' Equity
For the Years Ended December 31, 1998, 1997, and 1996



                                                                                                 Net Unrealized Gain
                                          Number                                    Retained    (Loss) on Securities
                                         of Shares     Par Value      Surplus       Earnings     Available for Sales     Totals
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                 691,600    $3,458,000    $3,458,000    $   843,954         $ 37,415         $7,797,369
Options exercised                           17,850        87,125        87,125         -                -                 174,250
    Stock dividend of 10 percent            69,784       348,920        -            (348,920)          -                  -
    Stock split - 2 for 1                  778,384        -             -              -                -                  -
    Options adjustment                      -             -             18,794         -                -                  18,794
    Change in other comprehensive
        income                              -             -              -              -              (48,021)           (48,021)
    Net income                              -             -              -            406,277           -                 406,277
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996               1,557,618     3,894,045     3,563,919        901,311          (10,606)         8,348,669
    Options exercised                          160           400           400         -                 -                    800
    Change in other comprehensive
        income                              -              -            -              -                14,201             14,201
    Net income                              -              -            -             601,794           -                 601,794
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997               1,557,778     3,894,445     3,564,319      1,503,105            3,595          8,965,464
    Options excercised                       4,114        10,285        10,285         -                 -                 20,570
    Stock dividend 10 percent               77,837       194,595       649,169       (843,764)           -                 -
    Change in other comprehensive
        income                              -             -             -              -                23,450             23,450
    Net income                              -             -             -             693,643           -                 693,643
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998               1,639,729    $4,099,325    $4,223,773     $1,352,984         $ 27,045         $9,703,127
=================================================================================================================================







The accompanying notes are an integral part of these financial statements.

The Horizon Bank of Virginia
Statements of Cash Flows
For the Years Ended December 31, 1998, 1997, and 1996


                                                        Year Ended         Year Ended           Year Ended
                                                        December 31,       December 31,         December 31,
------------------------------------------------------------------------------------------------------------
                                                           1998               1997                  1996
------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
    Net income                                         $   693,642         $   601,794         $   406,277
    Noncash items included in net income
        Depreciation and amortization                      291,847             271,477             220,242
        Provision for loan losses                          325,801             385,314             211,152
        Provision for losses on other
            real estate owned                              120,000              64,513              61,000
        Net amortization of premiums on
            securities                                     (11,840)             (7,605)             (5,852)
        Stock option compensation                                -                   -              18,794
        (Increase) Decrease in
            Accrued interest receivable                    (42,861)             41,139               7,507
            Other assets                                  (490,930)            279,143`            (87,081)
        Increase (Decrease) in
            Accrued interest payable                        (2,259)             (2,444)             (9,535)
            Other accrued expenses                         441,994             (28,422)             56,530
                                                       -----------         -----------         -----------
            Net Cash Provided by Operating
                Activities                               1,325,394           1,604,909             879,034
                                                       -----------         -----------         -----------

Cash Flows from Investing Activities
    Net Federal funds sold                             (10,538,000)         (5,423,000)         (1,682,000)
    Acquisition of bank premises and
       equipment                                          (194,765)           (360,684)           (440,008)
    Loans collected (made), net                            566,734          (6,026,430)         (9,259,523)
    Proceeds from the maturities of
        investment securities                            5,700,000           3,813,750           6,611,031
    Purchase of securities available for sale           (4,300,000)         (8,563,636)         (5,642,064)
    Purchase of investment securities                  (17,117,041)         (1,811,206)         (6,993,917)
    Proceeds from the maturities of
        securities available for sale                    6,700,000           5,924,242           8,285,939
    Other real estate owned
        Proceeds from sale                                       -             527,376                   -
        Acquisition of intangible assets                         -            (171,195)            (40,500)
        Capitalized expenses                                     -                   -              (2,800)
        Additions to deposits                                    -                   -            (203,258)
                                                       -----------         -----------         -----------
            Net Cash Used by Investing
                 Activities                            (19,183,072)        (12,090,783)         (9,367,100)
                                                       -----------         -----------         -----------




The accompanying notes are an integral part of these financial statements.

                                                        Year Ended         Year Ended           Year Ended
                                                        December 31,       December 31,         December 31,
------------------------------------------------------------------------------------------------------------
                                                           1998               1997                  1996
------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
    Proceeds from sale of common stock                      20,570                 800             174,747
    Net increase in deposits                            16,815,507           7,471,842          13,614,467
                                                       -----------         -----------         -----------
                Net Cash Provided by
                   Financing Activities                 16,836,077           7,472,642          13,789,214
                                                       -----------         -----------         -----------

Net Decrease (Increase) in Cash and
    Due from Banks                                      (1,021,601)         (3,013,232)          5,301,148

Cash and Due from Banks, beginning of year               6,467,421           9,480,653           4,179,505
                                                       -----------         -----------         -----------

Cash and Due from Banks, end of year                   $ 5,445,820         $ 6,467,421         $ 9,480,653
                                                       ===========         ===========         ===========



Noncash
    Unrealized gain on securities available
        for sale, net                                  $    23,450         $    14,201         $   (48,021)
                                                       ===========         ===========         ===========

    Stock Dividend                                     $   843,764         $        -          $   348,920
                                                       ===========         ===========         ===========


                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The Bank follows generally accepted accounting principles and reporting practices applicable to the banking industry. Significant accounting policies are summarized below.

         Nature of Operations

         The Horizon Bank of Virginia is a state member bank of the Federal Reserve and provides a variety of banking services to its customers. As a state bank, the Bank is subject to regulations of the Virginia State Banking Commission and the Federal Reserve. The Bank serves primarily the Northern Virginia area with services provided at four branch offices and a mortgage department.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates that were used.

         Cash and Cash Equivalents

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

         Cash paid for interest amounted to $4,017,801 in 1998, $3,585,733 in 1997, and $3,516,036 in 1996.

         Income taxes paid amounted to $287,000 in 1998, $279,040 in 1997, and $136,717 in 1996.

         The Bank is required by regulatory authorities to maintain a specific portion of its assets in the form of legal cash reserves, computed by applying prescribed percentages to its various types of deposits. When the Bank's vault cash reserves and balances maintained at the Federal Reserve Bank are in excess of that required, it may lend the excess to other banks on a daily basis. The average balance required to be maintained at the Federal Reserve Bank for the year ended December 31, 1998 was approximately $1,211,000.

         The Bank's available unsecured Federal fund lines of credit with correspondent banks is based on bank capital. At December 31, 1998, the lines were approximately $6,330,000. Continued availability of the lines are reviewed annually by the correspondent bank and the Federal Reserve. The rate of interest charged fluctuates daily in response to market conditions. There were no borrowings on these lines at December 31, 1998 and 1997.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Investment Securities

         Securities are classified as investment securities to be held to maturity when management has the intent and the Bank has the ability at the time of purchase to hold them until maturity or on a long-term basis. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the straight-line method over their contractual lives. If the interest method of accounting for amortization of premiums and accretion of discounts was used, it would not have a material effect on the financial statements. Gains and losses on the sale of such securities are determined by the specific identification method.

         Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and accounted for at fair value on an aggregate basis. These include securities used as part of the Bank's asset/liability management strategy and may be sold in response to changes in interest rates, prepayment risk, the need or desire to increase capital, to satisfy regulatory requirements and other similar factors. Unrealized gains and losses of securities available for sale are excluded from earnings and included in stockholders' equity, net of related income taxes. Realized gains and losses of securities available for sale are included in net securities gains (losses) based on the specific identification method.

         Loans and Loan Fees

         Loans are stated at the principal amount outstanding, net of deferred loan fees. Interest on loans is generally computed using the simple interest method. Loan fees and related direct loan origination costs are deferred and recognized as an adjustment of yield over the life of the loan or currently upon the sale or repayment of the loans.

         Interest on all categories of loans is accrued based upon the principal amounts outstanding. The accrual of interest income is discontinued on loans which are past due ninety or more days as to principal or interest payments, except for certain guaranteed loans and other limited exceptions. When loans are placed on nonaccrual status, interest accrued in the current year is charged against interest income, and interest accrued in prior years is charged to the allowance for loan losses. Loans may be reinstated to accrual status when all payments are brought current, and, in the opinion of management, collection of the remaining balance can reasonably be expected. The classification of a loan as nonaccrual is not necessarily indicative of a potential loan loss.

         The  Bank  originates  mortgage  loans  for  both  sale and for its own portfolio in order to insure the availability of a broad range of mortgage products for its customers. The Bank sells originated mortgages primarily on the secondary market. The Bank retains negligible risk of principal loss for mortgages sold.

         Allowance for Loan Losses

         The Bank grants loans to customers located in Northern Virginia. Although the Bank has a diversified portfolio, a substantial number of loans are unsecured or collateralized by real estate.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Allowance for Loan Losses (continued)

         The allowance for loan losses is a current estimate of the losses inherent in the loan portfolio. The allowance is maintained at a level considered adequate by management to absorb inherent losses based upon management's evaluation of the portfolio.

         The allowance is increased by provisions for loan losses charged to operating expense and reduced by net chargeoffs. The provisions are based on management's estimate of net realizable value or fair value of the collateral, as applicable, considering the current and future operating or sales conditions. These estimates are susceptible to changes that could result in a material adjustment to future results of operations.

         Bank Premises and Equipment

         Premises and equipment are stated at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over the asset life using the straight-line method. Furniture and equipment are depreciated over estimated useful lives of five and seven years using the straight-line method. The bank headquarters building is depreciated over its estimated useful life of approximately 31.5 years using the straight-line method.

         Other Real Estate Owned

         Other real estate owned includes properties acquired through foreclosure or other proceedings in satisfaction of indebtedness. At the date of acquisition, such property is recorded at the lower of the recorded investment in the related receivable or net realizable value. Write-downs at the date of acquisition are charged to the allowance for loans losses. Subsequent declines in market value, operating expenses and gains or losses on disposition of other real estate are reflected in other expenses.

         Stockholders' Equity

         The Bank was capitalized through a private offering circular dated October 2, 1989, for $6,421,000. Capital funds were allocated equally between capital stock and surplus. The Bank has 2,000,000, $2.50 par value, common shares authorized. There were 1,639,729 outstanding in 1998, and 1,557,778 in 1997.

         In January, 1998, the Bank declared a 10 percent stock dividend for stockholders of record on February 15, 1998 and payable on March 15, 1998.

         State banking laws and regulatory compliance restrict the availability of earnings for the payment of dividends.

         The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1998, the Bank is required to have minimum Tier 1 and Total capital ratios of 4.00 percent and 8.00 percent, respectively. The Bank's actual ratios at that date were 12.21 percent and 13.46 percent, respectively.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Income Taxes

         The Bank utilizes an asset and liability approach to accounting for income taxes. The objective is to recognize the amount of income taxes payable or refundable in the current year based on the Bank's income tax return and the deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Bank's financial statements or tax returns. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates to temporary differences, the difference between financial statement amounts and tax bases of assets and liabilities. Deferred income tax liabilities or assets are adjusted to reflect changes in tax laws or rates in the year of enactment.

         The Bank pays state franchise tax in lieu of state income taxes.

         Income per Common Share

         The Bank has adopted Statement of Financial Accounting Standards ("SFAS") No. 128 which establishes standards for computing and presenting earnings per share (EPS) for entities with publicly held common stock. The standard requires presentation of two categories of earnings per share, basic EPS and diluted EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Bank.

         The financial statements provide information that considers the effects of the 10 percent stock dividend.

                                             1998                             1997                             1997
                                 ----------------------------     ----------------------------     ----------------------------
                                                       Per -                            Per -                            Per -
                                                       Share                            Share                            Share
                                  Income     Shares    Amount      Income     Shares    Amount      Income     Shares    Amount
                                 --------   --------   ------     --------   --------   ------     --------   --------   ------
         Basic EPS
         Income available
            to common
            stockholders         $693,642   1,620,817  $0.43      $601,794   1,557,744  $0.39      $406,277   1,551,890  $0.26
                                                       =====                            =====                            =====

         Effect of Dilutive
            Securities
         Stock options
            unexercised                -       12,731                    -      13,702                    -      13,066
                                 --------   ---------             --------   ---------             --------   ---------

         Dilutive EPS
         Income available
            to common
            stockholders
            plus assumed
            conversions          $693,642   1,633,548  $0.42     $601,794    1,571,446  $0.38     $406,277    1,564,956  $0.26
                                 ========   =========  =====     ========    =========  =====     ========    =========  =====


                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Impaired Loans

         Effective January 1, 1995, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 114, as amended by SFAS No. 118. SFAS No. 114, as amended provided that a loan is impaired when, based on current information and events, it is probable that the creditor will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. SFAS No. 114, as amended provides guidelines relating to recognition of interest income on impaired loans and requires that impaired loans be measured based on the present value of the expected future cash flows, discounted at the loan's effective interest rate. The effective rate of a loan is defined as the contractual interest rate adjusted for any deferred loan fees or costs, premiums or discounts existing at the inception or acquisition of the loan. If the loan is collateral dependent, as a practical expedient, impairment can be based on a loan's observable market price of the fair value of the collateral. The value of the loan is adjusted through a valuation allowance created through a charge against income. Residential mortgages, consumer installment obligations and credit cards are excluded. Loans that were treated as in-substance foreclosures under previous accounting pronouncements are considered to be impaired loans and under SFAS No. 114 will remain in the loan portfolio.

         A loan may be placed on non-accrual status and not classified as an impaired loan when in the opinion of management, based on current information and events, it is probable that the Bank will eventually collect all principal and interest amounts due according to the contractual terms of the loan agreement. Interest income for impaired loans is generally recognized on an accrual basis unless it is deemed inappropriate to do so. In cases which the receipt of interest payments is deemed more uncertain, the cash basis of income recognition is utilized. Loans are placed on non-accrual status when, in the judgement of management, the probability of timely collection of interest is deemed to be insufficient to warrant further accrual. As a matter of policy, the Bank does not accrue interest on loans past due 90 days or more except when the estimated value of the collateral and collection efforts are deemed sufficient to ensure full recovery. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income.

         Management considered loans impaired amounting to $922,460 at December 31, 1998 and $840,663 at December 31, 1997. The total allowance for possible loan losses related to impaired loans amounted to $381,802 at December 31, 1998 and $83,899 at December 31, 1997.

         Accounting Pronouncements

         SFAS No. 133 - Accounting for Derivative Instruments and Hedging Activities

         This statement standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. The Bank is evaluating the potential impact of adopting SFAS No. 133. Management does not expect the adoption of SFAS No. 133 to have a material impact on financial condition or results of operations. The statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



2.   INVESTMENT SECURITIES

         The portfolio consists of the following:

                                                                    December 31, 1998
                                               -------------------------------------------------------------
                                                                  Gross          Gross
                                                Amortized       Unrealized     Unrealized     Estimated Fair
                                                  Cost            Gains          Losses            Value
                                               -----------      ----------     ----------     --------------
         Available for sale
         U.S. Government Treasury
             and agency obligations            $ 9,595,877       $47,073         $ 6,095        $ 9,636,855
                                               ===========       =======         =======        ===========

                                                                    December 31, 1997
                                               -------------------------------------------------------------
         Available for sale:
         U.S. Government Treasury
             and agency obligations            $12,012,038       $36,484         $31,036        $12,017,486
                                               ===========       =======         =======        ===========


                                                                    December 31, 1998
                                               -------------------------------------------------------------
                                                                  Gross          Gross
                                                Amortized       Unrealized     Unrealized     Estimated Fair
                                                  Cost            Gains          Losses            Value
                                               -----------      ----------     ----------     --------------
         Value
         Held to maturity:
         U.S. Government Treasury
             and agency obligations            $19,531,871       $59,187         $37,710        $19,553,348
                                               ===========       =======         =======        ===========

                                                                   December 31, 1997
                                               -------------------------------------------------------------
         Held to maturity:
         U.S. Government Treasury
             and agency obligations            $ 8,098,909       $19,032         $13,160        $ 8,104,781
                                               ===========       =======         =======        ===========

         The scheduled maturities of the portfolio at December 31, 1998 were as follows:

                                                   Held to Maturity                        Available for Sale
                                            ------------------------------          -------------------------------
                                                                 Estimated                               Estimated
                                             Amortized             Fair              Amortized             Fair
                                               Cost                Value               Cost                Value
                                            -----------         -----------         -----------         -----------
         Due in one year or less            $ 6,029,786         $ 6,022,188         $ 2,699,475         $ 2,708,813
         Due from one year to
             five years                      13,502,085          13,531,160           6,896,402           6,928,042
                                            -----------         -----------         -----------         -----------
                                            $19,531,871         $19,553,348         $ 9,595,877         $ 9,636,855
                                            ===========         ===========         ===========         ===========

         Securities with a carrying amount of $16,700,000 and $12,150,000 at December 31, 1998 and 1997, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996


3.   LOANS RECEIVABLE

         Loans receivable at December 31 include the following:

                                                                        1998                1997
                                                                    -----------         -----------
                 Mortgage:
                    Residential                                     $28,776,000         $30,907,000
                    Nonresidential                                   20,234,000          16,944,000
                 Construction                                         1,764,000           2,936,000
                 Nonmortgage:
                    Business                                         16,041,000          15,386,000
                    Consumer                                          9,134,586          10,369,771
                                                                    -----------         -----------
                     Total loans receivable                          75,949,586          76,542,771
                     Less:  Deferred loan fees                         (228,973)           (233,804)
                     Less:  Allowance for loan losses                (1,011,019)           (706,838)
                                                                    -----------         -----------
                 Loans receivable, net                              $74,709,594         $75,602,129
                                                                    ===========         ===========

         An analysis of the allowance for loan losses at December 31 is as follows:

                                                                       1998                  1997
                                                                    ----------            ---------
                Balance beginning of year                           $  706,838            $ 873,378
                Provision for loan losses                              325,801              385,314
                Charge-offs, net                                       (21,620)            (551,854)
                                                                    ----------            ---------
                                                                    $1,011,019            $ 706,838
                                                                    ==========            =========

         Loans on which the accrual of interest has been discontinued amount to $922,460 at December 31, 1998 and $962,496 at December 31, 1997. Had
         interest been accrued on those loans, such income would have approximated $104,143 and $46,449 for the years ended December 31, 1998 and 1997, respectively.

         The amount of the allowance deducted for Federal income tax purposes in 1998 was $390,000, in 1997 was $646,000, and in 1996 was $199,724.

4.   BANK PREMISES AND EQUIPMENT

         Bank premises and equipment include the following:

                                                                       1998                 1997
                                                                    -----------         -----------
                 Land                                               $ 1,304,033         $ 1,304,033
                 Building                                               494,633             494,633
                 Automobiles                                            103,360             103,360
                 Leasehold improvements                               1,085,350           1,014,025
                 Furniture and equipment                              1,638,059           1,514,935
                                                                    -----------         -----------
                                                                      4,625,435           4,430,986
                 Less accumulated depreciation                       (1,472,842)         (1,210,859)
                                                                    -----------         -----------
                                                                    $ 3,152,593         $ 3,220,127
                                                                    ===========         ===========

         Depreciation of bank premises and equipment charged to expense amounted to $262,299 in 1998, $258,477 in 1997, and $214,842 in 1996.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



5.   OTHER REAL ESTATE OWNED

         Activity related to foreclosed real estate is as follow:

         Expenses related to other real estate owned are included in other operating expenses and amounted to $12,750 in 1998, $3,066 in 1997, and $3,441 in 1996.

                                                                         1998                  1997
                                                                      ----------            ----------
                  Balance, January 1                                  $  546,177            $  966,871
                  Additions                                                    -               171,195
                  Sales                                                        -              (527,376)
                  Allowance for losses                                  (120,000)              (64,513)
                                                                      ----------            ----------
                  Balance, December 31                                $  426,177            $  546,177
                                                                      ==========            ==========

         Activity of the allowance for other real estate owned losses is as follows:

                                                                         1998                  1997
                                                                      ----------            ----------
                  Balance, January 1                                  $  125,513            $   61,000
                  Additions                                              120,000                64,513
                                                                      ----------            ----------
                  Balance, December 31                                $  245,513            $  125,513
                                                                      ==========            ==========

6.   OTHER ASSETS

         In addition to Other Real Estate Owned and Accrued Interest Receivable, other assets include the following:

                                                                         1998                   1997
                                                                      ----------             ---------
                Goodwill, net of accumulated amortization
                    of $98,353 in 1998 and $68,805 in 1997            $   92,552             $  55,002
                Prepaid taxes and expenses                               139,032               101,403
                Deposits and other                                        41,716                42,933
                Deferred tax asset                                       368,000               187,000
                Covenant not to compete                                  206,420                     -
                                                                      ----------             ---------
                                                                      $  847,720             $ 386,338
                                                                      ==========             =========

         The goodwill of $190,905 is being amortized over sixty months under the straight-line method. Amortization charged to expense amounted to $29,548 in 1998, $13,000 in 1997 and $5,400 in 1996.

7.   TIME DEPOSITS

         The  maturity   distribution   of  time   certificates  of  deposit  in
         denominations of $100,000 or more was approximately $25,107,867 at December 31, 1998 and $16,735,561 at December 31, 1997.

         At December 31, 1998, the scheduled maturities of time deposits are as follows:

                3 months or less                                     $ 8,294,176
                3 to 12 months                                        21,407,321
                1 to 5 years                                          21,676,063
                Over 5 years                                                  -
                                                                     -----------
                                                                     $51,377,560

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996


8.   INCOME TAXES

         The provision for income taxes charged to operations was as follows:

                                                                             1998             1997             1996
                                                                          ---------        ---------        ---------
                  Current income taxes                                    $ 538,775        $ 286,500        $ 257,230
                  Deferred tax (benefit) expense                           (181,000)          23,500          (46,500)
                                                                          ---------        ---------        ---------
                  Total income tax expense                                $ 357,775        $ 310,000        $ 210,730
                                                                          =========        =========        =========

         Net deferred tax assets are comprised of the following at December 31:

                                                                                       1998              1997
                                                                                    ---------         ---------
                  Deferred Source
                  Unearned loan fees                                                $  68,903         $  72,841
                  Organization/start-up costs and other                                 2,110             2,016
                  Loan loss and other real estate reserve                             277,289           117,337
                  Net unrealized loss on securities available for sale                      -             1,852
                  Non accrued loan interest                                            28,625                 -
                  Depreciation                                                          5,006                 -
                                                                                    ---------         ---------
                         Gross deferred tax assets                                    381,933           194,046
                                                                                    ---------         ---------

                  Net unrealized gain on securities available for sale                 13,933                 -
                  Depreciation                                                              -             7,046
                                                                                    ---------         ---------
                         Gross deferred tax liability                                  13,933             7,046
                                                                                    ---------         ---------

                              Net deferred tax asset                                $ 368,000         $ 187,000
                                                                                    =========         =========

         Net deferred tax assets for 1998 and 1997 are included in Other Assets. Income taxes payable of $266,000 for 1998 are included in other accrued expenses.

         A reconciliation between the amount of reported income tax expense and the amount computed by multiplying the applicable statutory Federal income tax rate is as follows:

                                                                              1998           1997           1996
                                                                           ----------    ----------    ----------
                  Income before income taxes                               $1,051,417    $  911,794    $  617,007
                  Applicable statutory income tax rate                             34%           34%           34%
                                                                           ----------    ----------    ----------
                  Computed "expected" Federal tax expense                     357,482       310,010       209,782
                  Adjustments to Federal income tax
                      resulting from:
                      Nondeductible items and other                               293           (10)          948
                                                                           ----------    ----------    ----------
                  Provision for Federal income taxes                       $  357,775    $  310,000    $  210,730
                                                                           ==========    ==========    ==========

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



9.   OPERATING LEASES

         In 1998, the Bank entered into two new lease agreements for a new branch and additional office space. The lease agreement provides for a term of ten years ending April 30, 2008, with annual lease payments of $45,000 plus 5 percent annual increases. The office space agreement is a six year lease beginning February 1, 1999 at $59,598 per year with three percent increases annually.

         In July, 1996, the Bank commenced occupancy in a new branch location in Fairfax City. The current rent expense being paid by the Bank is $124,689 per year. The initial ten year lease began with the date of occupancy and includes four additional five year options to extend the lease. Additionally, the Bank currently holds a $650,000 first deed of trust loan on the building and land on which the Fairfax City branch is located.

         The Bank leased office space for its mortgage department at $30,500 per year, net of a sublease. The lease expired in September 1998.

         In January, 1995, the Bank entered into a lease agreement for a new branch located in Vienna. The agreement provides for a term of ten years ending in February, 2005 with an automatic ten year renewal option unless the Bank issues an advance written notice. Total base annual lease payments are $107,870 adjusted 1.5 percent per annum.

         In 1995, the Bank amended its current lease agreement for office space and signed a new lease for an additional floor of office space. The agreements call for total annual lease payments of $119,700 per year plus two thirds of all real estate taxes. The leases are in force for a term of 5 years, ending on June 30, 1999. The Bank has the option for five additional terms of five years each and may terminate the leases after the third year with proper notice.

         The following are the future minimum lease payments at December 31, 1998:

                  Years ending December 31,
                  -------------------------
                         1999                                         $  437,977
                         2000                                            415,145
                         2001                                            421,353
                         2002                                            427,775
                         2003 and thereafter                           1,291,184
                                                                      ----------
                             Total                                    $2,993,434
                                                                      ==========

         Rent expense amounted to $420,000 in 1998, $401,500 in 1997 and $319,500 in 1996.

10.   INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

         In the ordinary course of business, the Bank has granted loans to directors, executive officers, employees and their associates. These transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. Directors, officers and their affiliated companies were indebted to the Bank for loans totaling $1,622,674 at December 31, 1998 and $1,667,022 at December 31, 1997.

         Activity of loans to directors, officers and their affiliated companies is as follows:

                                                                         1998                  1997
                                                                      ----------            ----------
                  Balance, January 1                                  $1,667,022            $1,291,000
                  Advances                                               255,345               727,772
                  Repayments                                            (299,693)             (351,750)
                                                                      ----------            ----------
                  Balance, December 31                                $1,624,672            $1,667,022
                                                                      ==========            ==========

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996


11.   STOCK OPTIONS

         Stock Option Plan

         On April 9, 1991, the stockholders approved a stock option plan authorizing options for 160,000 shares of the Bank's common stock, of which 154,000 shares have been granted to eligible directors. On May 31, 1996, 4,650 options were granted to officers and employees. On January 1, 1997, 1,350 options were granted to employees. Under the terms of the plan the purchase price of the stock will be $5.00 per share. Compensation expense has been recognized for options granted at less than the market price at the measurement date. All options expire April 9, 1999.

         A summary of activities is as follows:

                                                                                  Amount        Price
                                                                                ---------       -----
                  Authorized                                                      160,000
                                                                                =========

                  Balance outstanding at December 31, 1996                         24,800         $5
                  Granted                                                           1,350         $5
                  Exercised                                                          (160)        $5
                                                                                ---------

                  Balance outstanding at December 31, 1997                         25,990         $5
                  Granted                                                               -
                  Exercised                                                        (4,114)
                                                                                ---------

                  Balance outstanding at December 31, 1998                         21,876         $5
                                                                                =========

         Stock Compensation

         In 1996, the Bank adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation and will continue to apply Accounting Principles Board No. 25 and related interpretations in accounting for its plans. SFAS No. 123 establishes standards of financial accounting and reporting for stock-based employee compensation plans including stock option plans, stock purchase plans and other arrangements by which employees receive shares of stock or other equity instruments based on the market price of an entity's stock.

         If the Bank had elected to recognize compensation cost for the plan based on the fair value at the grant dates for awards under those plans, consistent with the method prescribed by SFAS No. 123, net income and earnings per share would have been changed to the pro forma amounts indicated below;

                                                               Year ended            Year ended         Year ended
                                                              December 31,          December 31,       December 31,
                                                                  1998                  1997               1996
                                                              ------------          ------------       ------------
                  Net income             As reported            $693,643              $601,794           $406,277
                                         Pro forma              $693,643              $601,215           $392,939
                  Earnings per share     As reported            $    .43              $    .39           $    .26
                                         Pro forma              $    .43              $    .39           $    .25


                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



11.  STOCK OPTION PLAN (continued)

         Stock Compensation (continued)

         The fair value of Horizon Bank stock options used to compute pro forma net income and earnings per share disclosures is the estimated present value at grant date using the Minimum Value pricing model with the following assumptions for 1998: a risk free interest rate of 6.50 percent, an estimated dividend yield of 3 percent and an expected holding period of four years.

12. EMPLOYEE BENEFIT PLAN

         In 1995, the Bank adopted a contributory 401 (k) savings plan covering substantially all employees. Effective as of January 1, 1996, the plan allows eligible employees to contribute a fixed percentage of their compensation with the Bank matching a portion of each employee's contribution. The Bank's contributions amounted to $22,513 in 1998, $16,308 in 1997 and $17,378 in 1996.

13. BUSINESS COMBINATIONS

         On March 13, 1996, the Bank completed its acquisition of the assets and assumed certain liabilities of VIP Mortgage Corporation. The excess of the total acquisition cost over the fair value of the net assets acquired of $73,902 is being amortized over 5 years on a straight-line basis. The acquisition has been accounted for as a purchase and results of operations of VIP Mortgage Corporation since the date of acquisition are included in the Bank's financial statements. A director of the Bank was also an owner of the mortgage corporation. Certain contingent payments relating to the purchase were made to former stockholders in 1998 and 1997.

14.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate fair value of each class of financial instrument for which it is practicable to estimate that value.

         Cash and Short-term Investment

         For cash, due from banks, Federal funds sold and other short-term instruments, the carrying amount approximates fair value.

         Investment Securities and Securities Available for Sale

         Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

         Loans Receivable

         For certain homogeneous categories of loans, such as some residential mortgages and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



14.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

         Deposit Liabilities

         The fair value of demand deposits, savings account, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

         Commitments to Extend Credit, Stand-by Letters of Credit, and Financial Guarantees Written

         The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counter parties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

         Unrecognized financial instrument accrual and deferral fees were not considered material.

         The estimated fair value of the Bank's financial instruments are as follows:

                                                           1998 (In Thousands)             1997 (In Thousands)
                                                        -------------------------       -------------------------
                                                         Carrying          Fair          Carrying          Fair
                                                          Amount           Value          Amount           Value
                                                        ---------       ---------       ---------       ---------
         Financial Assets:
         Cash and short-term investments                $  36,292       $  36,292       $  26,775       $  26,775
         Securities                                        29,169          29,190          20,116          20,123
         Loans                                             75,721          75,659          76,309          76,199
         Less allowance for loan losses                    (1,011)           -               (707)             -
         Net loans                                         74,710          75,659          75,602          76,199
                                                        ---------       ---------       ---------       ---------
         Total financial liabilities                    $ 140,171       $ 141,141       $ 122,507       $ 123,097
                                                        =========       =========       =========       =========

         Financial Liabilities:
         Deposits                                       $ 134,980       $ 135,247       $ 118,164       $ 118,698
                                                        =========       =========       ---------       ---------
         Total financial liabilities                    $ 134,980       $ 135,247       $ 118,164       $ 118,698
                                                        =========       =========       =========       =========

         Unrecognized financial instruments:
         Commitments to extend credit                   $  24,400       $  24,400       $  15,900       $  15,900
         Standby letters                                $   1,880       $   1,880       $   1,848       $   1,848


                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



15.  SEGMENT INFORMATION

         The Bank adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, in 1998 which changes the way the Bank reports information about its segments.

         The Bank currently considers its banking operations and mortgage operations as reportable segments.

         Banking: This segment consists of all banking services and products which are not reported under the mortgage operations.

         Mortgage: This segment consists of mortgage banking products and services. The main product of the mortgage department is providing residential mortgage loans in the Northern Virginia metro area.

                                                        Banking               Mortgage              Total
                                                        -------               --------              -----
         1998 (In Thousands)
         ----
         Interest Income                                $ 7,630               $ 1,497              $ 9,127
         Interest Expense                                (2,909)               (1,107)              (4,016)
                                                        -------               -------              -------
              Net Interest Income                         4,721                   390                5,111
         Provision for Loan Losses                         (303)                  (23)                (326)
         Other Income                                       454                   344                  798
         Operating Expense                               (4,182)                 (349)              (4,531)
         Income Taxes                                      (235)                 (123)                (358)
                                                        -------               -------              -------
         Net Income                                     $   455               $   239              $   694
                                                        =======               =======              =======

                                                        Banking               Mortgage              Total
                                                        -------               --------              -----

         1997 (In Thousands)
         ----
         Interest Income                                $ 7,247               $ 1,284              $ 8,531
         Interest Expense                                (2,993)                 (590)              (3,583)
                                                        -------               -------              -------
              Net Interest Income                         4,254                   694                4,948
         Provision for Loan Losses                         (343)                  (42)                (385)
         Other Income                                       302                   227                  529
         Operating Expense                               (3,723)                 (457)              (4,180)
         Income Taxes                                      (167)                 (143)                (310)
                                                        -------               -------              -------
         Net Income                                     $   323               $   279              $   602
                                                        =======               =======              =======

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



16.  COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS OF CREDIT

         In the normal course of business, the Bank incurs certain contingent liabilities that are not reflected in the accompanying financial statements. These contingent liabilities include standby letters of credit and unfunded commitments. Commitments under standby letters of credit approximated $1,880,553 in 1998 and $1,848,305 in 1997, and unfunded commitments approximated $24,413,106 in 1998 and $15,899,877 in 1997. The Bank does not anticipate any material losses as a result of these commitments.

         The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant and equipment and income-producing commercial properties and residential properties.

         All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Banks market area. The concentrations of credit by type of loan are set forth in
         Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank does not extend credit to any single borrower or group of related borrowers in excess of their legal limit. The Bank does not have a payroll processing customer which may have deposits in excess of ten percent of total deposits during seasonal peaks.

         From time to time, the Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial position.

         In connection with the retirement of the former Chief Executive Officer, the Bank entered into a contract with the former executive which provided for his continued employment as a consultant through December 31, 1997. In addition, the Bank received his agreement not to compete which is effective upon resignation from the Board of Directors and will remain in effect until April 30, 2000, in return for monthly payments of $12,350 and continuation of certain benefits during the agreement period.

Horizon Bank of Virginia
Balance Sheets
June 30, 1999 and December 31, 1998

                                                           (Unaudited)
Assets                                                    June 30, 1999           December 31, 1998
---------------------------------------------------------------------------------------------------
Cash and Due from Bank                                     $  6,643,520                $  5,445,820
Federal Funds Sold                                           17,522,000                  30,846,000
Investment Securities                                        20,785,717                  19,531,871
Securities Available for Sale                                15,050,245                   9,636,855
Loans Receivable, net                                        70,305,194                  74,709,594
Bank Premises and Equipment, Net                              3,034,061                   3,152,593
Accrued Interest Receivable                                     859,554                     814,437
Other Real Estate Owned                                         223,000                     426,177
Other Assets                                                    926,794                     847,720
---------------------------------------------------------------------------------------------------
Total Assets                                               $135,350,085                $145,411,067
===================================================================================================


Liabilities and Stockholders' Equity
---------------------------------------------------------------------------------------------------
Liabilities
Deposits                                                   $125,031,866                $134,979,742
Other liabilities                                               317,055                     728,198
---------------------------------------------------------------------------------------------------
                  Total Liabilities                         125,348,921                 135,707,940

Stockholders' Equity
     Common stock                                             4,149,738                   4,099,325
     Capital in excess of par value                           4,274,185                   4,223,773
     Retained earnings                                        1,744,417                   1,352,984
     Accumulated other comprehensive income                    (167,176)                     27,045
---------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                   10,001,164                   9,703,127
---------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                 $135,350,085                $145,411,067
===================================================================================================











The accompanying notes are an integral part of these financial statements.

Horizon Bank of Virginia
Statements of Operations
Three Months and Six Months Ended June 30, 1999 and June 30, 1998


                                      (Unaudited)         (Unaudited)           (Unaudited)             (Unaudited)
                                      Three Months        Three Months           Six Months              Six Months
                                          Ended               Ended                 Ended                  Ended
                                      June 30, 1999       June 30, 1998         June 30, 1999          June 30, 1998
--------------------------------------------------------------------------------------------------------------------
Interest income:
Loans                                 $  1,738,409        $  1,471,125          $  3,335,999           $  3,109,630
Investments securities                     618,409             657,075             1,251,601              1,099,431
--------------------------------------------------------------------------------------------------------------------
Total Interest Income                    2,356,818           2,128,200             4,587,600              4,209,061

Interest expense:
Deposits                                   968,837           1,061,542             2,041,358              1,905,209
--------------------------------------------------------------------------------------------------------------------
Net Interest Income                      1,387,981           1,066,658             2,546,242              2,303,852
Provision for Possible Loan
    Losses                                  45,001             103,500               111,037                167,000
--------------------------------------------------------------------------------------------------------------------
Net interest income after
    provision for loan losses            1,342,980             963,158             2,435,205              2,136,852
--------------------------------------------------------------------------------------------------------------------

Other income:
Fee income                                  81,371             312,162               411,828                573,252
Other                                        4,089               3,050                 7,928                  5,825
--------------------------------------------------------------------------------------------------------------------
Total other income                          85,460             315,212               419,756                579,077
--------------------------------------------------------------------------------------------------------------------

Other expense:
Employee compensation and
    benefits                               500,580             453,685             1,027,684                956,399
Premises and equipment                     257,976             237,207               506,787                466,655
Data processing expense                     31,080              30,708                61,708                 61,152
Other                                      332,691             275,654               666,274                668,070
--------------------------------------------------------------------------------------------------------------------
Total other expense                      1,122,327             997,254             2,262,453              2,152,276
--------------------------------------------------------------------------------------------------------------------

Income before income taxes                 306,113             281,116               592,508                563,653
Provision for income taxes                 104,150              97,730               201,075                191,930
--------------------------------------------------------------------------------------------------------------------
Net Income                            $    201,963        $    183,386          $    391,433           $    371,723
====================================================================================================================
Earnings per common share:
Basic                                         $.12                $.11                 $0.24                  $0.23
Diluted                                       $.13                $.11                 $0.24                  $0.23
Weighted average shares outstanding:
Basic                                    1,649,735           1,604,053             1,649,735              1,604,053
Diluted                                  1,649,735           1,616,784             1,649,735              1,616,784








The accompanying notes are an integral part of these financial statements.

Horizon Bank of Virginia
Statements of Comprehensive Income
Six Months Ended June 30, 1999 and June 30, 1998



                                                              (Unaudited)
                                                           Six Months Ended
                                                               June 30,
                                                         1999            1998
                                                      ----------      ----------

Net income                                            $  391,433      $  371,723
Other comprehensive income, net of tax:
    Unrealized gain (loss) on securities, net           (194,221)          5,521
                                                      ----------      ----------
Other comprehensive income                              (194,221)          5,521

Comprehensive income                                  $  197,212      $  377,244
                                                      ==========      ==========











The accompanying notes are an integral part of these financial statements

Horizon Bank of Virginia
Statements of Changes in Stockholders' Equity
Six Months Ended June 30, 1999 and Year Ended December 31, 1998

                                                                                        Accumulated
                                                                                           Other
                                Number                                      Retained   Comprehensive
                               of Shares     Par Value       Surplus        Earnings       Income          Totals
-------------------------------------------------------------------------------------------------------------------
Balance,
    December 31, 1997          1,557,778     $3,894,445     $3,564,319     $1,503,105    $   3,595       $8,965,464

Exercise of stock options          4,114         10,285         10,285              -            -           20,570

5 Percent Stock
    Dividend                      77,837        194,595        649,169       (843,764)           -                -

Net Change in Unrealized
    Gain on Securities
    Available for Sale                 -              -              -              -       23,450           23,450

Net Income for the
    Year Ended
    December 31, 1998                  -              -              -        693,643            -          693,643
-------------------------------------------------------------------------------------------------------------------
Balance,
    December 31, 1998          1,639,729      4,099,325      4,223,773      1,352,984       27,045        9,703,127
-------------------------------------------------------------------------------------------------------------------
(Unaudited)
Exercise of Stock
    Options                       20,165         50,413         50,412              -            -          100,825
Net Change in
    Unrealized Gain on
    Securities Available
    for Sale                           -              -              -              -     (194,221)        (194,221)

Net Income for the
    Period Ended
    June 30, 1999                      -              -              -        391,433            -          391,433
-------------------------------------------------------------------------------------------------------------------

Balance,
    June 30, 1999              1,659,894     $4,149,738     $4,274,185     $1,744,417    $(167,176)     $10,001,164
===================================================================================================================








The accompanying notes are an integral part of these financial statements.

Horizon Bank of Virginia
Statements of Cash Flows
Six  Months Ended June 30, 1999 and 1998

                                                                                 (Unaudited)             (Unaudited)
                                                                                   June 30,                June 30,
                                                                                     1999                    1998
--------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
Net income (loss)                                                                $    391,433           $   371,723
Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
        Depreciation and amortization                                                 128,056               126,901
        Provision for loan losses                                                     118,660               167,000
(Increase) Decrease in other assets                                                   (78,986)              451,763
Increase (Decrease) in other expenses                                                 411,143              (117,336)
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                                             970,306             1,000,051
--------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities
    Net Federal funds sold                                                         13,324,000             8,573,000
    Increase in premises and equipment                                                (17,147)             (127,585)
    Loans collected (made), net                                                     3,434,828            (2,688,070)
    Proceeds from the maturities of investment securities                              -                  1,800,000
    Purchase of securities available for sale                                      (5,413,390)               -
    Purchase of investment securities                                              (1,253,846)               -
   Proceeds from the maturities of securities available for sale                       -                  1,256,000
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Investing Activities                                          10,074,445             8,813,345
--------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
    Proceeds from sale of common stock                                                100,825                 5,570
    Net decrease in deposits                                                       (9,947,876)           (8,706,969)
--------------------------------------------------------------------------------------------------------------------
Net Cash Used by Financing Activities                                              (9,847,051)           (8,701,399)
--------------------------------------------------------------------------------------------------------------------
Net Increase in Cash and Due from Banks                                             1,197,700             1,111,997
Cash and Due from Banks, beginning of period                                        5,445,820             6,467,421
--------------------------------------------------------------------------------------------------------------------
Cash and Due from Banks, end of period                                           $  6,643,520          $  7,579,418
====================================================================================================================
Noncash
    Unrealized gain (loss) on securities available for sale, net              $      (194,221)      $         5,521
--------------------------------------------------------------------------------------------------------------------










The accompanying notes are an integral part of these financial statements.

                          THE HORIZON BANK OF VIRGINIA

                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)



1.       BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q, and, therefore, do not include all information or footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. However, all adjustments which are, in the opinion of management, necessary for a fair presentation have been included. All adjustments are of a normal recurring nature. The results of operations for the six-month periods ended June 30, 1999 and 1998 are not necessarily indicative of the results of the full year. These financial statements should be read in conjunction with the financial statements and the notes included in The Horizon Bank of Virginia's Annual Report for the year ended December 31, 1998.

2.       INVESTMENT SECURITIES

         The following table sets forth the Bank's investment securities portfolio as of the dates indicated:

                                                           June 30, 1999                    December 31, 1998
                                                    Amortized         Estimated         Amortized        Estimated
                                                      Cost            Fair Value          Cost           Fair Value
                                                   -----------       -----------      ------------      -----------
                  Available-for-sale
                      securities:
                  U.S. Government
                      Treasury and
                      agency obligations           $15,303,543       $15,050,245       $ 9,595,877      $ 9,636,855

                  Held-to-maturity
                      securities:
                  U.S. Government
                      Treasury and
                      agency obligations           $20,785,717       $20,515,549       $19,531,871      $19,553,348

                          THE HORIZON BANK OF VIRGINIA

                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


3.       LOANS RECEIVABLE

         Loans receivable consist of the following:

                                                    June 30,        December 31,
                                                      1999              1998
                                                  ------------      ------------
         Mortgage:
             Residential                           $25,891,408       $28,776,000
             Nonresidential                         22,233,537        20,234,000
         Construction:                               2,148,112         1,764,000
         Non-Mortgage:
             Business                               14,194,703        16,041,000
             Consumer                                7,143,960         9,134,586
                                                  ------------      ------------
         Total loan receivable                      71,611,720        75,949,586
         Less:
             Deferred loan fees, net                   193,554           228,973
             Allowance for loan losses               1,112,972         1,011,019
                                                  ------------      ------------
         Loans receivable, net                     $70,305,194       $74,709,594
                                                  ============      ============

         The following sets forth information regarding the allowance for loan losses:

                                                     Six Months      Six Months
                                                       Ended            Ended
                                                      6/30/99          6/30/98
                                                    ------------    ------------
         Allowance at beginning of period            $1,011,019       $706,838
         Provision for losses charged to income         118,660        167,000
         Charge-offs, net                               (16,707)        (3,541)
         Allowance at end of period                  $1,112,972       $870,297

4.       EARNINGS PER SHARE

         The following table shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of dilutive common stock equivalents.

                                                                For the six months ended
                                                   June 1999                                 June 1998
                                             -----------------------                 -------------------------
                                                               Per                                       Per
                                                              Share                                     Share
                                             Shares           Amount                 Shares             Amount
                                             ------           ------                 ------             ------
         Basic EPS                           1,649,735        $0.24                  1,604,053          $0.23
                                                              =====                                     =====
         Effect of dilutive
             Securities:
                 Stock Options
                 unexercised                         -                                  12,731
                                             ---------                               ---------
         Diluted EPS                         1,649,735        $0.24                  1,616,784          $0.23
                                             =========        =====                  =========          =====

                          THE HORIZON BANK OF VIRGINIA

                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


5.       Other significant matters

         The Bank signed a definitive Merger Agreement providing for a merger with Southern Financial Bancorp, Inc. Stockholders of the Bank will receive .63 shares of Southern Financial Bancorp common stock in exchange for each share of its common stock. Subject to certain conditions including receipt of regulatory approval and approval of the shareholders of the Southern Financial Bancorp and the Bank, closing of the merger is anticipated to occur in the third quarter of 1999. The merger will be accounted for under the pooling method.

         (b)      Pro Forma Financial Information.

         The following unaudited pro forma condensed financial statements have been prepared on a consolidated basis based upon the historical financial statements of the Company and Horizon. The pro forma combined information gives effect to the Merger accounted for as a pooling of interests, and is based on the issuance of 1,045,734 shares of Company Common Stock in connection with the Merger, which in turn is based on the number of shares of Horizon Common Stock outstanding at June 30, 1999. The number of shares of Company Common Stock to be issued in connection with the Merger is subject to certain adjustments described in the Joint Proxy Statement. Any difference in the number of shares of Company Common Stock issued in connection with the Merger would affect the pro forma financial information set forth below.

         The pro forma financial statements should be read in conjunction with the separate historical financial statements and the related notes thereto of the Company, which have been filed with the Commission, and Horizon's historical financial statements, which are included in Item 7(a) above. There are no adjustments necessary to the historical results of operations as a result of these transactions. The pro forma combined financial position and results of operations are not necessarily indicative of the results which would actually have been attained if the Merger had occurred in the past or which may be attained in the future.

                         SOUTHERN FINANCIAL AND HORIZON
                        PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 1999

                                              Southern Financial     Horizon        Adjustments      Consolidated
                                              ----------------------------------------------------------------------
                                                                     (Dollars in thousands)
Assets
Cash and due from banks                          $     8,085      $     6,644                        $    14,729
Overnight earning deposits                             3,984           17,522                             21,506
Investment securities, available-for-sale             77,020           15,050                             92,070
Investment securities, held-to-maturity               30,625           20,786                             51,411
Loans held for sale                                      763                -                                763
Loans receivable, net                                140,039           70,305                            210,344
Federal Home Loan Bank stock, at cost                  1,254                -                              1,254
Premises and equipment, net                            2,871            3,034                              5,905
Other assets                                           7,008            2,009                              9,017
                                              ----------------------------------------------------------------------

Total assets                                     $   271,649      $   135,350                        $   406,999
                                              ======================================================================


Liabilities and Stockholders' Equity
Liabilities:
Deposits                                         $   247,450      $   125,032                        $   372,482
Advances from Federal Home Loan Bank                       -                -                                  -
Other liabilities                                      2,172              317                              2,489
                                              ----------------------------------------------------------------------

Total liabilities                                    249,622          125,349                            374,971
                                              ----------------------------------------------------------------------

Commitments
Stockholders' equity:
Preferred stock                                            -                -              -                   -
Common stock                                              16            4,150         (4,139)                 27
Capital in excess of par value                        15,725            4,274          4,139              24,138
Retained earnings                                      6,587            1,744              -               8,331
Accumulated other comprehensive income                   170             (167)             -                   3
Treasury stock, at cost                                 (471)               -              -                (471)
                                              ----------------------------------------------------------------------

Total stockholders' equity                            22,027           10,001              -              32,028
                                              ----------------------------------------------------------------------

Total liabilities and stockholders' equity       $   271,649      $   135,350       $      -         $   406,999
                                              ======================================================================

                         SOUTHERN FINANCIAL AND HORIZON
                     PRO FORMA COMBINED STATEMENTS OF INCOME
                       FOR SIX MONTHS ENDED JUNE 30, 1999

                                                                Southern Financial       Horizon          Combined
                                                              ---------------------------------------------------------
                                                                   (Dollars in thousands, except per share data)
Interest income:
Loans                                                              $    6,331          $    3,336       $    9,667
Investment securities                                                   3,583               1,252            4,835
                                                              ---------------------------------------------------------

Total interest income                                                   9,914               4,588           14,502
                                                              ---------------------------------------------------------

Interest expense:
Deposits                                                                4,845               2,042            6,887
Borrowings                                                                207                   -              207
                                                              ---------------------------------------------------------

Total interest expense                                                  5,052               2,042            7,094
                                                              ---------------------------------------------------------

Net interest income                                                     4,862               2,546            7,408
Provision for loan losses                                                 670                 111              781
                                                              ---------------------------------------------------------

Net interest income after provision for loan losses                     4,192               2,435            6,627
                                                              ---------------------------------------------------------
Other income:
Fee income                                                                790                 412            1,202
Gain on sale of loans                                                     541                   -              541
Gain on sale of investment securities                                     139                   -              139
Other                                                                     106                   8              114
                                                              ---------------------------------------------------------

Total other income                                                      1,576                 420            1,996
                                                              ---------------------------------------------------------
Other expense:
Employee compensation and benefits                                      1,840               1,028            2,868
Premises and equipment                                                  1,035                 568            1,603
Deposit insurance assessments                                              68                   6               74
Advertising                                                               134                   7              141
Other                                                                     631                 653            1,284
                                                              ---------------------------------------------------------

Total other expense                                                     3,708               2,262            5,970
                                                              ---------------------------------------------------------

Income before income taxes                                              2,060                 593            2,653
Provision for income taxes                                                576                 201              777
                                                              ---------------------------------------------------------

Net income                                                         $    1,484          $      392       $    1,876
                                                              =========================================================
Earnings per common share:
Basic                                                              $     0.92          $     0.24       $     0.71
Diluted                                                                  0.88                0.24             0.69
Weighted average shares outstanding:
Basic                                                               1,604,156           1,649,735        2,643,489
Diluted                                                             1,684,217           1,649,735        2,723,550

                         SOUTHERN FINANCIAL AND HORIZON
                     PRO FORMA COMBINED STATEMENTS OF INCOME
                       FOR SIX MONTHS ENDED JUNE 30, 1998

                                                                Southern Financial      Horizon           Combined
                                                              ---------------------------------------------------------
                                                                   (Dollars in thousands, except per share data)
Interest income:
Loans                                                             $    6,211          $    3,110        $    9,321
Investment securities                                                  2,971               1,099             4,070
                                                              ---------------------------------------------------------

Total interest income                                                  9,182               4,209            13,391
                                                              ---------------------------------------------------------

Interest expense:
Deposits                                                               4,901               1,905             6,806
Borrowings                                                                83                   -                83
                                                              ---------------------------------------------------------

Total interest expense                                                 4,984               1,905             6,889
                                                              ---------------------------------------------------------

Net interest income                                                    4,198               2,304             6,502
Provision for loan losses                                                450                 167               617
                                                              ---------------------------------------------------------

Net interest income after provision for loan losses                    3,748               2,137             5,885
                                                              ---------------------------------------------------------
Other income:
Fee income                                                               680                 573             1,253
Gain on sale of loans                                                    220                   -               220
Gain on sale of investment securities                                      -                   -                 0
Other                                                                     28                   6                34
                                                              ---------------------------------------------------------

Total other income                                                       928                 579             1,507
                                                              ---------------------------------------------------------
Other expense:
Employee compensation and benefits                                     1,371                 956             2,327
Premises and equipment                                                   869                 528             1,397
Deposit insurance assessments                                             61                   6                67
Advertising                                                               81                   8                89
Other                                                                    516                 654             1,170
                                                              ---------------------------------------------------------

Total other expense                                                    2,898               2,152             5,050
                                                              ---------------------------------------------------------

Income before income taxes                                             1,778                 564             2,342
Provision for income taxes                                               474                 192               666
                                                              ---------------------------------------------------------

Net income                                                        $    1,304          $      372        $    1,676
                                                              =========================================================
Earnings per common share:
Basic                                                             $     0.81          $     0.23        $     0.64
Diluted                                                                 0.76                0.23              0.61
Weighted average shares outstanding:
Basic                                                              1,592,906           1,604,053         2,603,456
Diluted                                                            1,714,763           1,616,784         2,733,337

                         SOUTHERN FINANCIAL AND HORIZON
                     PRO FORMA COMBINED STATEMENTS OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1998

                                                              Southern Financial        Horizon           Combined
                                                              ---------------------------------------------------------
                                                                   (Dollars in thousands, except per share data)
Interest income:
Loans                                                             $    12,365          $    7,189        $  19,554
Investment securities                                                   6,366               1,938            8,304
                                                              ---------------------------------------------------------

Total interest income                                                  18,731               9,127           27,858
                                                              ---------------------------------------------------------

Interest expense:
Deposits                                                                9,935               4,016           13,951
Borrowings                                                                270                   -              270
                                                              ---------------------------------------------------------

Total interest expense                                                 10,205               4,016           14,221
                                                              ---------------------------------------------------------

Net interest income                                                     8,526               5,111           13,637
Provision for loan losses                                                 975                 326            1,301
                                                              ---------------------------------------------------------

Net interest income after provision for loan losses                     7,551               4,785           12,336
                                                              ---------------------------------------------------------
Other income:
Fee income                                                              1,433                 786            2,219
Gain on sale of loans                                                     796                   -              796
Gain on sale of investment securities                                      68                   -               68
Other                                                                      50                  12               62
                                                              ---------------------------------------------------------

Total other income                                                      2,347                 798            3,145
                                                              ---------------------------------------------------------
Other expense:
Employee compensation and benefits                                      2,921               1,937            4,858
Premises and equipment                                                  1,783                 938            2,721
Deposit insurance assessments                                             124                   -              124
Advertising                                                               185                  42              227
Other                                                                   1,142               1,614            2,756
                                                              ---------------------------------------------------------

Total other expense                                                     6,155               4,531           10,686
                                                              ---------------------------------------------------------

Income before income taxes                                              3,743               1,052            4,795
Provision for income taxes                                              1,084                 358            1,442
                                                              ---------------------------------------------------------

Net income                                                        $     2,659          $      694        $   3,353
                                                              =========================================================
Earnings per common share:
Basic                                                             $      1.66          $     0.43        $    1.28
Diluted                                                                  1.55                0.42             1.22
Weighted average shares outstanding:
Basic                                                               1,597,815           1,620,817        2,618,930
Diluted                                                             1,713,815           1,633,548        2,742,950

                         SOUTHERN FINANCIAL AND HORIZON
                     PRO FORMA COMBINED STATEMENTS OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1997

                                                              Southern Financial        Horizon           Combined
                                                              ---------------------------------------------------------
                                                                   (Dollars in thousands, except per share data)
Interest income:
Loans                                                              $    11,568         $   7,022          $  18,590
Investment securities                                                    5,437             1,509              6,946
                                                              ---------------------------------------------------------

Total interest income                                                   17,005             8,531             25,536
                                                              ---------------------------------------------------------

Interest expense:
Deposits                                                                 8,709             3,583             12,292
Borrowings                                                                 334                 -                334
                                                              ---------------------------------------------------------

Total interest expense                                                   9,043             3,583             12,626
                                                              ---------------------------------------------------------

Net interest income                                                      7,962             4,948             12,910
Provision for loan losses                                                  880               385              1,265
                                                              ---------------------------------------------------------

Net interest income after provision for loan losses                      7,082             4,563             11,645
                                                              ---------------------------------------------------------
Other income:
Fee income                                                               1,447               518              1,965
Gain on sale of loans                                                      192                 -                192
Gain on sale of investment securities                                        -                 1                  1
Other                                                                       89                10                 99
                                                              ---------------------------------------------------------

Total other income                                                       1,728               529              2,257
                                                              ---------------------------------------------------------
Other expense:
Employee compensation and benefits                                       2,532             2,014              4,546
Premises and equipment                                                   1,840               918              2,758
Deposit insurance assessments                                              109                 -                109
Advertising                                                                214                18                232
Other                                                                      887             1,230              2,117
                                                              ---------------------------------------------------------

Total other expense                                                      5,582             4,180              9,762
                                                              ---------------------------------------------------------

Income before income taxes                                               3,228               912              4,140
Provision for income taxes                                               1,022               310              1,332
                                                              ---------------------------------------------------------

Net income                                                         $     2,206         $     602          $   2,808
                                                              =========================================================
Earnings per common share:
Basic                                                              $      1.39         $    0.39          $    1.09
Diluted                                                                   1.33              0.38               1.06
Weighted average shares outstanding:
Basic                                                                1,577,243         1,557,744          2,558,622
Diluted                                                              1,657,706         1,571,446          2,647,717

                         SOUTHERN FINANCIAL AND HORIZON
                     PRO FORMA COMBINED STATEMENTS OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1996

                                                              Southern Financial        Horizon           Combined
                                                              ---------------------------------------------------------
                                                                   (Dollars in thousands, except per share data)
Interest income:
Loans                                                             $    10,308          $    6,129        $  16,437
Investment securities                                                   4,306               1,551            5,857
                                                              ---------------------------------------------------------

Total interest income                                                  14,614               7,680           22,294
                                                              ---------------------------------------------------------

Interest expense:
Deposits                                                                7,433               3,566           10,999
Borrowings                                                                342                   -              342
                                                              ---------------------------------------------------------

Total interest expense                                                  7,775               3,566           11,341
                                                              ---------------------------------------------------------

Net interest income                                                     6,839               4,114           10,953
Provision for loan losses                                                 695                 211              906
                                                              ---------------------------------------------------------

Net interest income after provision for loan losses                     6,144               3,903           10,047
                                                              ---------------------------------------------------------
Other income:
Fee income                                                                950                 393            1,343
Gain on sale of loans                                                     210                   -              210
Gain on sale of investment securities                                       -                   7                7
Other                                                                      26                   7               33
                                                              ---------------------------------------------------------

Total other income                                                      1,186                 407            1,593
                                                              ---------------------------------------------------------
Other expense:
Employee compensation and benefits                                      2,148               1,859            4,007
Premises and equipment                                                  1,591                 738            2,329
Deposit insurance assessments                                           1,085                   -            1,085
Advertising                                                               143                  52              195
Other                                                                     940               1,044            1,984
                                                              ---------------------------------------------------------

Total other expense                                                     5,907               3,693            9,600
                                                              ---------------------------------------------------------

Income before income taxes                                              1,423                 617            2,040
Provision for income taxes                                                469                 211              680
                                                              ---------------------------------------------------------

Net income                                                         $      954          $      406        $   1,360
                                                              =========================================================
Earnings per common share:
Basic                                                              $     0.61          $     0.26        $    0.53
Diluted                                                                  0.59                0.26             0.52
Weighted average shares outstanding:
Basic                                                               1,544,338           1,551,890        2,522,029
Diluted                                                             1,621,958           1,564,956        2,607,880

                Notes to Pro Forma Combined Financial Information

(1) The pro forma combined information presented is not necessarily indicative of the results of operations or the financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

(2) It is assumed that the merger will be accounted for on a pooling-of-interests accounting basis and, accordingly, the related pro forma adjustments have been calculated using the exchange ratio, whereby Southern Financial will issue 0.63 shares of Southern Financial common stock for each share of Horizon common stock.

(3) Per share data for all periods has been computed based on the combined historical income applicable to common shareholders of Southern Financial and Horizon using the historical weighted average shares outstanding, adjusted to equivalent shares of Southern Financial common stock.

(4) Pro forma combined balance sheet adjustments reflect (i) the issuance of shares of Southern Financial common stock and (ii) the elimination of Horizon common stock.

         (c)      Exhibits.

                  Exhibit No.            Description
                  -----------            -----------

                  2.1 Agreement and Plan of Reorganization between The Horizon Bank of Virginia, Southern Financial Bancorp, Inc. and Southern Financial Bank, dated as of May 3, 1999, as amended, filed as Exhibit
                                2.1 to the Registration Statement on Form S-4 (File No. 333-82159), incorporated herein by reference.

                  23.1          Consent of Thompson, Greenspon & Co., P.C.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SOUTHERN FINANCIAL BANCORP, INC.



Dated: November 10, 1999                    By: /s/ William H. Lagos
                                                --------------------------------
                                                William H. Lagos
                                                Senior Vice President

                                INDEX TO EXHIBITS


No.              Description
---              -----------


2.1 Agreement and Plan of Reorganization between The Horizon Bank of Virginia, Southern Financial Bancorp, Inc. and Southern Financial Bank, dated as of May 3, 1999, as amended, filed as
                 Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-82159), incorporated herein by reference.

23.1             Consent of Thompson, Greenspon & Co., P.C.